SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 22, 1998


                                BALL CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Indiana
           -----------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                                1-7349 35-0160610
    -------------------------------- ---------------------------------------
           (Commission File Number) (IRS Employer Identification No.)



                345 South High Street, Muncie, Indiana 47305-2326
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (765) 747-6100



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                                Ball Corporation
                           Current Report on Form 8-K
                              Dated April 27, 1998



Item 5.  Other Events.

On April 23, 1998, Ball Corporation, an Indiana corporation (the "Company"), entered into an agreement with Reynolds Metals Company, a Delaware corporation ("Reynolds"), to acquire essentially all of Reynolds' global aluminum beverage can manufacturing business for a total purchase price of approximately $820 million. The purchase price of the transaction will be paid in cash and, at Ball's option, up to $100 million of Ball common stock to acquire all of Reynolds' North American beverage can manufacturing assets, which consist largely of 16 plants in 12 states and Puerto Rico, as well as Reynolds' approximate one-third interest in Latas de Aluminio, S.A. - LATASA ("Latasa"), a Brazilian company which operates beverage can plants in Argentina, Brazil and Chile. The acquisition is subject to antitrust approval, transaction financing and refinancing of existing Ball debt and other customary closing conditions. Additionally, the acquisition by Ball of Reynolds' interest in Latasa is subject to certain third-party consents. The Company issued a press release with respect to the transaction on April 23, 1998, a copy of which is included as an exhibit hereto and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits


The following is filed as an Exhibit to this report.

Exhibit Number 99

Description

Text of Press release disseminated by the Registration on April 23, 1998.


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                                Ball Corporation
                           Current Report on Form 8-K
                              Dated April 27, 1998


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                BALL CORPORATION
                                  (Registrant)



Date:  April 27, 1998           By:  /s/ A. R. Schlesinger
                                     ---------------------
                                     A. R. Schlesinger
                                     Vice President and Controller




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                                Ball Corporation
                           Current Report on Form 8-K
                              Dated April 27, 1998

                                  EXHIBIT INDEX


Exhibit    Description

EX-99 Text of a press release disseminated by the registrant on April 23, 1998.


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